Conflict Minerals Report of Micropac Industries, Inc.
 For the reporting period from January 1, 2015 to December 31, 2015

Introduction

This Conflict Minerals Report of Micropac Industries Inc. ("Micropac Industries" or the "Company") has been prepared pursuant to Rule 13p-1 ("Rule 13p-1") and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period of January 1, 2015 to December 31, 2015.

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in such Rule are necessary to the functionality or production of those products.  The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the "Conflict Minerals").  The "Covered Countries" for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Micropac Industries, Inc. provides power management and controls, sensors and displays, and optocoupler  products, components and assemblies and offers a wide range of products sold to the industrial, medical, military, aerospace and space markets. The Company manufactures products for which Conflict Minerals are necessary to their functionality or production.

Description of the Company's Products Covered by this CMR

The Company's core technology is the packaging and interconnecting of multi-chip microelectronics modules. Other technologies include light emitting and light sensitive materials and products, including light emitting diodes and silicon phototransistors used in the Company's optoelectronic components and assemblies.

The Company provides power management and controls, sensors and displays, and optocouplers products, components and assemblies and offers a wide range of products sold to the industrial, medical, military, aerospace and space markets.

The Company's basic products and technologies include custom design hybrid microelectronic circuits, solid state relays and power controllers, custom optoelectronic assemblies and components, optocouplers, light-emitting diodes, hall-Effect devices, displays, power operational amplifiers, fiber optic components and assemblies, high temperature (200º C) products. Micropac's products are primarily sold to original equipment manufacturers (OEM's) who serve the following major markets:

•	Military/Aerospace – aircraft instrumentation, guidance and navigations systems, control circuitry, power supplies, laser positioning
•	Space – control circuitry, power monitoring and sensing
•	Industrial – power control equipment, robotics

The Company's conducted an analysis of the products that we manufacture or contract to manufacture  and found that 3TG are in substantially all of our products and are required for the functionality of the product.

The Company's Reasonable Country of Origin Inquiry and Due Diligence Process

Micropac supports the Dodd-Frank Act's objective of preventing armed groups in the Covered Countries from benefitting from the sourcing of Conflict Minerals from that region. We are committed to responsible sourcing of materials for our products, including the sourcing of Conflict Minerals, and we expect that our suppliers are likewise committed to responsible sourcing. To that end, our suppliers are expected to take steps to determine if their products contain Conflict Minerals and if so, implement supply chain due diligence processes to identify sources of these minerals and support efforts to eradicate the use of Conflict Minerals which directly or indirectly finance or benefit armed groups in the Covered Countries.

Micropac Industries is a downstream company in the supply chain and its due diligence practices were tailored accordingly. The Company used the CFSI practical guidance for downstream companies that identifies five due diligence steps.

Step 1: Establish Strong Company Management Systems
Step 2: Identify and Assess Risks in the Supply Chain
Step 3: Design and Implement a Strategy to Respond to Identified Risks
Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner's Due Diligence
Step 5: Report Annually on Supply Chain Due Diligence

Micropac Industries conducted a  reasonable country of origin inquiry (RCOI) of the Company major suppliers of components or materials that may contain conflict minerals to determine if the Company has reason to believe that the conflict minerals may have originated in the DRC or an adjoining country (the covered country).

The RCOI consisted of supplier surveys, including the "EICC/GeSI Conflict Minerals Reporting Template and resources provided by the Conflict-Free Sourcing Initiative ("CFSI"), including the Conflict-Free Smelter Program ("CFSP").

The Company had 95% of the supplier base complete and returned the template.  Five of the Company's suppliers reported smelters as unknown at this time. The majority of suppliers confirmed that their products did not contain conflict minerals originating from the DRC or adjoining country. Six suppliers indicated that their products do contain minerals from the DRC or adjoining country but are CFSP compliant.

Due Diligence Results

Based on the information provided by the Company supply chain and the Company's due diligence process, the Company identified 220 Smelters or Refineries (SORs) used to process conflict minerals in the covered products. Of the 220 SORs, 189 were complaint and 13 were active based on the CFSP protocol. The other 18 SORs have not received compliant or active status.

The 220 SOR facilities that were identified pursuant to the due diligence process are set forth below.

Metal	Smelter Name	Smelter Country	CID	Status
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	000019	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	000035	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	000041	Active
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	000058	Compliant
Gold	Argor-Heraeus SA	SWITZERLAND	000077	Compliant
Gold	Asahi Pretec Corporation	JAPAN	000082	Compliant
Gold	Asahi Refining Canada Limited	CANADA	000924	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	000920	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	000090	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	000103	Other
Gold	Aurubis AG	GERMANY	000113	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	000128	Compliant
Gold	Boliden AB	SWEDEN	000157	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	000176	Compliant
Gold	Caridad	MEXICO	000180	Other
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	000185	Compliant
Gold	Cendres & Métaux SA	SWITZERLAND	000189	Active
Gold	Chimet S.p.A.	ITALY	000233	Compliant
Gold	Chugai Mining	JAPAN	000264	Other
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	000359	Active
Gold	Dowa	JAPAN	000401	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	000425	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES	001322	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES	001323	Other
Gold	Faggi Enrico S.p.A.	ITALY	002355	Active
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	000493	Compliant
Gold	Heimerle + Meule GmbH	GERMANY	000694	Compliant
Gold	Heraeus Ltd. Hong Kong	HONG KONG	000707	Compliant

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	000711	Compliant
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	000778	Other
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	000801	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	000807	Compliant
Gold	Istanbul Gold Refinery	TURKEY	000814	Compliant
Gold	Japan Mint	JAPAN	000823	Compliant
Gold	Jiangxi Copper Company Limited	CHINA	000855	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	000927	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	000929	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	000937	Compliant
Gold	Kazzinc Ltd	KAZAKHSTAN	000957	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	000969	Compliant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	000981	Compliant
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	000988	Other
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	001029	Other
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	001032	Other
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	001078	Compliant
Gold	Materion	UNITED STATES	001113	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	001119	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	HONG KONG	001149	Compliant
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	001152	Compliant
Gold	Metalor Technologies SA	SWITZERLAND	001153	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	001157	Compliant
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	001161	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	001188	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	001193	Compliant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	001204	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	001220	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	001236	Active
Gold	Nihon Material Co., Ltd.	JAPAN	001259	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	001325	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant	RUSSIAN FEDERATION	001326	Compliant
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	001328	Other
Gold	PAMP SA	SWITZERLAND	001352	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	001386	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	001397	Compliant
Gold	PX Précinox SA	SWITZERLAND	001498	Compliant
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	001512	Compliant
Gold	Republic Metals Corporation	UNITED STATES	002510	Compliant
Gold	Royal Canadian Mint	CANADA	001534	Compliant
Gold	Sabin Metal Corp.	UNITED STATES	001546	Other
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	001555	Active
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	001562	Other
Gold	Schone Edelmetaal	NETHERLANDS	001573	Compliant
Gold	SEMPSA Joyería Platería SA	SPAIN	001585	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	001622	Compliant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	001756	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	001761	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	001798	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	001875	Compliant
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	001909	Other
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	001916	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	JAPAN	001938	Compliant
Gold	Torecom	KOREA, REPUBLIC OF	001955	Active
Gold	Umicore Brasil Ltda	BRAZIL	001977	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	002314	Compliant

Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	001980	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	001993	Compliant
Gold	Valcambi SA	SWITZERLAND	002003	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	002030	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	002100	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	002129	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	002224	Compliant
Gold	Zijin Mining Group Co. Ltd	CHINA	002243	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	000211	Compliant
Tantalum	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	000278	Other
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	000291	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES	002504	Compliant
Tantalum	Duoluoshan	CHINA	000410	Compliant
Tantalum	Exotech Inc.	UNITED STATES	000456	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	000460	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	002505	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	002558	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	002557	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	000616	Compliant
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	002501	Other
Tantalum	H.C. Starck Co., Ltd.	THAILAND	002544	Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	002545	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	002546	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	002547	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	002548	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	002549	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	002550	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	002492	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	000731	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	002512	Compliant
Tantalum	Jiangxi Nanshan	CHINA	000864	Other
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	000914	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	000917	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	002506	Compliant
Tantalum	KEMET Blue Metals	MEXICO	002539	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES	002568	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	000973	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	001076	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	001163	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	001175	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	001192	Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	001200	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	001277	Compliant
Tantalum	Plansee SE Liezen	AUSTRIA	002540	Compliant
Tantalum	Plansee SE Reutte	AUSTRIA	002556	Compliant
Tantalum	QuantumClean	UNITED STATES	001508	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	002707	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA	001522	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	001769	Compliant
Tantalum	Taki Chemicals	JAPAN	001869	Compliant
Tantalum	Telex Metals	UNITED STATES	001891	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	001969	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	002508	Compliant
Tantalum	Zhuzhou Cemented Carbide	CHINA	002232	Compliant
Tin	Alpha	UNITED STATES	000292	Compliant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	002703	Active

Tin	China Tin Group Co., Ltd.	CHINA	001070	Compliant
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	000295	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	000313	Compliant
Tin	CV United Smelting	INDONESIA	000315	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	002455	Compliant
Tin	Dayu Weiliang Tungsten Co., Ltd.	CHINA	000345	Other
Tin	Dowa	JAPAN	000402	Compliant
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	002774	Compliant
Tin	EM Vinto	BOLIVIA	000438	Compliant
Tin	Fenix Metals	POLAND	000468	Compliant
Tin	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	000868	Other
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	000538	Compliant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	000244	Compliant
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL	002468	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	001105	Compliant
Tin	Melt Metais e Ligas S/A	BRAZIL	002500	Compliant
Tin	Metallo Chimique	INDONESIA	001458	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	002773	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	001173	Compliant
Tin	Minsur	PERU	001182	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	001191	Compliant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	001314	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	002517	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	001337	Compliant
Tin	Pobedit, JSC	RUSSIAN FEDERATION	002532	Other
Tin	PT Aries Kencana Sejahtera	INDONESIA	000309	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	001399	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	002503	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	001402	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	001419	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	001421	Compliant
Tin	PT BilliTin Makmur Lestari	INDONESIA	001424	Compliant
Tin	PT Bukit Timah	INDONESIA	001428	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	001434	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	001438	Compliant
Tin	PT Inti Stania Prima	INDONESIA	002530	Compliant
Tin	PT Justindo	INDONESIA	000307	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	001453	Compliant
Tin	PT Panca Mega Persada	INDONESIA	001457	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	001460	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	001463	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	001468	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	001477	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	001482	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	001490	Compliant
Tin	PT Wahana Perkit Jaya	INDONESIA	002479	Compliant
Tin	Rui Da Hung	TAIWAN	001539	Compliant
Tin	Soft Metais Ltda.	BRAZIL	001758	Compliant
Tin	Thaisarco	THAILAND	001898	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	002036	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	002158	Active
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	002180	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	000004	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	002513	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	000258	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	000258	Compliant

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	000499	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	000875	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	002315	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	002494	Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	000568	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	000218	Compliant
Tungsten	H.C. Starck GmbH	GERMANY	002541	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	002542	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	000766	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	000769	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	002649	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	000825	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	002551	Active
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	002321	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	002317	Active
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	002316	Active
Tungsten	Kennametal Fallon	UNITED STATES	000966	Active
Tungsten	Kennametal Huntsville	UNITED STATES	000105	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	002543	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	001889	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	002011	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	002044	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	002320	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	002082	Compliant

The Company has reasonably determined that the countries of origin of its necessary Conflict Minerals include those set forth below.

Smelter Country	Metal	Smelter Country	Metal
AUSTRALIA	Gold	GERMANY	Tantalum
BELGIUM	Gold	INDIA	Tantalum
BRAZIL	Gold	JAPAN	Tantalum
CANADA	Gold	KAZAKHSTAN	Tantalum
CHINA	Gold	MEXICO	Tantalum
GERMANY	Gold	RUSSIAN FEDERATION	Tantalum
HONG KONG	Gold	THAILAND	Tantalum
INDONESIA	Gold	UNITED STATES	Tantalum
ITALY	Gold	BELGIUM	Tin
JAPAN	Gold	BOLIVIA	Tin
KAZAKHSTAN	Gold	BRAZIL	Tin
KOREA, REPUBLIC OF	Gold	CHINA	Tin
MEXICO	Gold	INDONESIA	Tin
NETHERLANDS	Gold	JAPAN	Tin
PHILIPPINES	Gold	MALAYSIA	Tin
RUSSIAN FEDERATION	Gold	PERU	Tin
SINGAPORE	Gold	PHILIPPINES	Tin
SOUTH AFRICA	Gold	POLAND	Tin
SPAIN	Gold	SPAIN	Tin
SWEDEN	Gold	TAIWAN	Tin
SWITZERLAND	Gold	THAILAND	Tin
TAIWAN	Gold	UNITED STATES	Tin

THAILAND	Gold	VIET NAM	Tin
TURKEY	Gold	AUSTRIA	Tungsten
UNITED STATES	Gold	CHINA	Tungsten
UZBEKISTAN	Gold	GERMANY	Tungsten
AUSTRIA	Tantalum	JAPAN	Tungsten
BRAZIL	Tantalum	RUSSIAN FEDERATION	Tungsten
CHINA	Tantalum	UNITED STATES	Tungsten
ESTONIA	Tantalum	VIET NAM	Tungsten

Micropac Industries intends to continue to work with our suppliers to improve the due diligence conducted to further determine whether Conflict Minerals in its Covered Products are sourced from the Covered Countries, or are from recycled or scrap sources, and to mitigate the risk that the necessary Conflict Minerals sourced from Covered Countries do not finance or benefit armed groups.